Exhibit 31.4

CERTIFICATION PURSUANT TO RULES 13a-14(a) OR 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Mark Thomson, certify that:

1) I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Measurement Specialties, Inc.; and

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 29, 2014

/s/ Mark Thomson

Name: Mark Thomson

Title: Chief Financial Officer